                            Exhibit 5

                        [MKB LETTERHEAD]

                                                   (610) 341-1070


                                               September 30, 2002



Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

          Re:  Airgas, Inc. Registration Statement on
               Form S-8/1997 Stock Option Plan, As Amended

Ladies and Gentlemen:

      We have acted as counsel to Airgas, Inc. (the "Company"), a Delaware corporation, in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

      The Registration Statement covers (i) 3,200,000 shares (the "Shares") of the Company's Common Stock which may be issued by the Company upon exercise of options granted or available for grant under the Company's 1997 Stock Option Plan, as amended (the "Plan"). We have examined the Registration Statement, including the exhibits thereto, the Company's Certificate of Incorporation, as amended, the Company's Bylaws, as amended, the Plan and related minutes of actions taken by the Board of Directors and stockholders of the Company. In the foregoing examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals.

      Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms of, and upon exercise of the options granted under, the Plan, will be validly issued, fully paid and non-assessable.

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Securities and Exchange Commission
Division of Corporation Finance
September 30, 2002
Page 2


     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                         Sincerely,

                         McCAUSLAND, KEEN & BUCKMAN



                         By: /s/ Nancy D. Weisberg
                         ---------------------------------
                         Nancy D. Weisberg, Vice President

NDW/jme